SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported):  April 15, 2009 (April 9, 2009)

COMMSCOPE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12929 (Commission File Number)	36-4135495 (I.R.S. Employer Identification Number)
1100 CommScope Place, SE Hickory, North Carolina 28602 (Address of principal executive offices)

Registrant’s telephone number, including area code:   (828) 324-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements of Certain Officers

On April 9, 2009, the Compensation Committee of the Board of Directors (the “Committee”) of CommScope, Inc. (the “Company”) suspended the Annual Incentive Plan (the “AIP”) and the Policy on Discretionary Performance Compensation (the “PDPC”) for 2009, determining that no awards will be made under the AIP or PDPC to participants in respect of the 2009 performance period.  The Committee reserved the right to rescind these actions, in whole or in part, at any time, if the Company continues to be in compliance with all financial covenants in the Company’s Credit Agreement, dated as of December 27, 2007, as amended, and the Company has achieved the bonus criteria set forth in the applicable bonus plan, as previously approved, in which event, the Committee may approve a payment of bonuses for 2009, up to the amount payable under previously approved AIP and PDPC targets. The determination of whether to rescind any of these actions, in whole or in part, will take into account, in the Committee’s judgment, maintaining continued compliance with financial covenants, preserving sufficient liquidity and financial flexibility, and the outlook for the Company.

Also on April 9, 2009, the Committee amended the Supplemental Executive Retirement Plan (the “SERP”) to provide that for 2009, no Company contribution shall be made to participants’ accounts and no earnings shall be credited to participants’ accounts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 15, 2009

COMMSCOPE, INC.
By:	/s/ Frank B. Wyatt, II
	Name:	Frank B. Wyatt, II
	Title:	Senior Vice President, General Counsel and Secretary